DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

As of the date of the Annual Report on Form 10-K of which this exhibit is a part, Boston Scientific Corporation (the “Company”) has three classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, $.01 par value per share, (2) our 5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, and (3) our 0.625% Senior Notes due 2027. As used in this description, unless otherwise expressly stated or the context otherwise requires, all references to “we,” “us,” or “our” mean Boston Scientific Corporation excluding its subsidiaries.

Description of Common Stock
The following description of the terms of the common stock sets forth certain general provisions of the common stock as contained in our Charter and by-laws and is qualified in its entirety by reference to Delaware law and our Charter and by-laws in their entirety.

General

We are currently authorized to issue up to 2,000,000,000 shares of common stock, par value $0.01 per share. As of January 31, 2020, there were 1,396,195,349 shares of our common stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol “BSX.”

Holders of our common stock have no preemptive, subscription, redemption or conversion rights and the common stock is not subject to redemption. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock, whether currently outstanding or designated and issued in the future.

Dividends

Subject to the preferences of holders of preferred stock, if any, holders of common stock are entitled to dividends and other distributions when, as and if declared by our board of directors out of funds legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

Voting Rights

Except as otherwise provided by law or by the designation of the preferences, limitations and relative rights of any series of preferred stock, the voting power with respect to us is held by holders of our common stock. Each holder of common stock is entitled to one vote for each share held.

Liquidation and Dissolution

Except as otherwise provided by the certificate of designation and limitations and relative rights of any series of preferred stock, in the event of any of our liquidation, dissolution, or winding up, whether voluntary or involuntary, after payment of all our liabilities and obligations and after payment has been made to holders of each series of preferred stock of the full amount to which they are entitled, holders of shares of common stock will be entitled to share, ratably according to the number of shares of common stock held by them, in all remaining assets available for distribution to holders of the common stock.

Certain Provisions of Delaware Law, the Charter and the By-laws

Business Combinations with Interested Stockholders. We are subject to the provisions of the Delaware General Corporate Law, or the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, consolidations, assets sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates owns, or within three years did own, 15% or more of the corporation’s voting stock.

Liability of Directors and Officers. As permitted by the DGCL, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty, acts or omissions which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derives an improper personal benefit. Our directors are also subject to liability under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions if the unlawful conduct is willful or results from negligence.

Under our Charter and by-laws (and in accordance with Section 145 of the DGCL), we will indemnify to the fullest extent permitted by the DGCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative, investigative or other proceedings by reason of the fact that the person is or was one of our directors, officers or employees, or is or was serving in that capacity or as an agent at our request for another entity. Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide rights of indemnification substantially similar to and, in certain respects, broader than those provided by the Charter and by-laws.

Election of Directors; Removal; Vacancies. Our Charter and by-laws provide that the directors shall be elected at each annual meeting or at any special meeting the notice of which specified the election of directors as an item of business for such meeting. Our by-laws provide that each nominee for director shall be elected to the board of directors by the affirmative vote of the majority of votes cast, in person or by proxy, by the holders of shares entitled to vote at a meeting at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected at any such meeting, the directors shall be elected by a plurality of the votes cast, in person or by proxy. Our Charter provides that vacancies on the board of directors may only be filled by a majority of the board of directors then in office and further provides that directors may only be removed by the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors. The provisions of our Charter and by-laws that govern the number, election, and terms of the board of directors may not be amended without the affirmative vote of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors.

Meetings of Stockholders. Our Charter provides that stockholder action can only be taken at an annual or special meeting of stockholders and that the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the Chairman of the board of directors or our President or at the request of a majority of the members of the board of directors. Our Charter and by-laws provide that special meetings of stockholders can be called only by the Chairman of the board of directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or pursuant to a resolution approved by a majority of the total number of directors which we would have if there were no vacancies on the board of directors. Stockholders are not permitted to call a special meeting or to require that the board of directors call a special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominees. Our by-laws provide that stockholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to and received at our principal executive offices not less than 120 days prior to the anniversary date that our proxy statement was released to shareholders in connection with the previous year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, then the deadline is a reasonable time before the we begin to print and mail our proxy materials. Our by-laws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may restrict the ability of our stockholders to bring business before our annual meeting of stockholders or to make nominations for directors at our annual meeting or any special meeting of stockholders.

Proxy Access. Our by-laws permit an eligible stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of our outstanding shares of common stock. The maximum number of stockholder nominees permitted under the proxy access provisions of our by-laws is the greater of (i) two or (ii) 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered.

Notice of a nomination under our proxy access by-law provisions must generally be submitted to our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that we first mailed our proxy statement to stockholders for the immediately preceding annual meeting of stockholders. The notice must contain certain information specified in our by-laws.

Stock Repurchases; Change of Control. Our Charter prohibits us, with certain exceptions, from purchasing any shares of our stock from any person, entity or group that beneficially owns 5% or more of our voting stock at an above-market price, unless a majority of our disinterested stockholders approve the transaction. In addition, our Charter empowers the board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders and to consider constituencies other than stockholders.

Amendment of Charter and By-Laws. The DGCL provides generally that the vote of a majority of shares entitled to vote is required to act on most matters and to amend a corporation’s certificate of incorporation. Our Charter and by-laws contain provisions requiring the affirmative vote of the holders of at least 80% of the voting stock, voting together as a single class, to amend certain provisions of the Charter and our by-laws, including certain of the foregoing provisions. Such a supermajority vote would be in addition to any separate class vote that might in the future be required with respect to shares of preferred stock then outstanding.

Miscellaneous. The foregoing and other provisions of Delaware law and the Charter and our by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise. These provisions may have the effect of delaying, deferring or preventing a change in control of our company, may discourage bids for the common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Shareowner Services.

Description of Mandatory Convertible Preferred Stock

The following is a description of certain provisions of our 5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, or the "Mandatory Convertible Preferred Stock". A copy of the certificate of designations setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the "Certificate of Designations," is incorporated by reference as Exhibit 3.3 to our Annual Report on Form 10-K. This description of the terms of the Mandatory Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the provisions of our Charter and the Certificate of Designations.

For purposes of this description, references to:

•"Business Day" refer to any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close or be closed; and

•"close of business" refers to 5:00 p.m., New York City time, and "open of business" refers to 9:00 a.m., New York City time.

General

Under our Charter, our board of directors is authorized to provide, without further stockholder action, for the issuance of up to 50,000,000 shares of preferred stock, par value of $0.01 per share, and the designation of each series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and fix the voting power, full or limited or no voting power, the powers, preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of each series. We have no outstanding shares of preferred stock other than the Mandatory Convertible Preferred Stock.

The Mandatory Convertible Preferred Stock is, and our common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be, fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

Computershare Inc. is the transfer agent and registrar of our common stock and serves as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the "Initial Issue Date"), the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (we refer to our common stock and all such other classes or series of capital stock, collectively, as "Junior Stock");

•on parity with any class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "Parity Stock");

•junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "Senior Stock"); and

•junior to our existing and future indebtedness and other liabilities.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other obligations of each of our subsidiaries.

Listing

The Mandatory Convertible Preferred Stock is listed on The New York Stock Exchange ("NYSE"), under the symbol "BSX PR A".

Dividends

Subject to the rights of holders of any class or series of any Senior Stock, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in shares of common stock, cumulative dividends at the rate per annum of 5.50% of the Liquidation Preference of $100.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $5.50 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations on our ability to pay cash dividends and other cash distributions on our capital stock described below with respect to our credit facilities, see "—Limitation on Cash Payments under our Credit Facilities"). See "—Method of Payment of Dividends."

If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, June 1, 2023 commencing on September 1, 2020 (each, a "Dividend Payment Date"), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available or shares of common stock legally permitted for the payment of such dividends.

If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the close of business on the February 15, May 15, August 15 and November 15, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a "Regular Record Date"), whether or not such holders early convert their shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period commenced on, and included, the Initial Issue Date of the Mandatory Convertible Preferred Stock and ended on, and excluded, the September 1, 2020 Dividend Payment Date. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full dividend period (subsequent to the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any other partial dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $1.375 per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of 5.50% and a Liquidation Preference of $100.00 per share). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock.

No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Except as described above, dividends on shares of Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of Mandatory Convertible Preferred Stock will terminate, from and after the Mandatory Conversion Date, the Early Conversion Date and the Fundamental Change Conversion Date (each, as defined below), as applicable.

Limitation on cash payments under our credit facilities

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, is limited by the terms of our term loans and our Revolving Credit Facility. In addition, the terms of our future indebtedness and our subsidiaries' existing and any future indebtedness may contain similar restrictions. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period) determined in our sole discretion:

•in cash;

•by delivery of shares of our common stock; or

•through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in shares of our common stock no later than 10 Scheduled Trading Days (as defined under "—Mandatory Conversion—Certain Definitions") prior to the Dividend Payment Date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash; for the avoidance of doubt, however, we will pay the relevant dividend in shares of our common stock until we amend or terminate our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock, or such restrictions are no longer effective under the terms of such credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be rounded to the nearest cent. If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP (as defined under "—Mandatory Conversion—Certain Definitions") per share of our common stock over the five consecutive Trading Day (as defined under "—Mandatory Conversion—Certain Definitions") period commencing on, and including, the seventh Scheduled Trading Day (as defined under "—Mandatory Conversion—Certain Definitions") prior to the applicable Dividend Payment Date (such average, the "Average Price"). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a Scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event (as defined under "—Mandatory Conversion—Certain Definitions") or otherwise), then the Dividend Payment Date will be postponed until the second Business Day after the final Trading Day of such five Trading Day period; provided that no interest or other amounts will accrue as a result of such postponement.

No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so (including under our credit agreements), pay a cash amount (computed to the nearest cent) to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average Price with respect to such dividend. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder. The terms of our existing credit agreements do not permit the payment of a cash amount in lieu of a fractional share. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of shares of our common stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, "affiliates" of ours for purposes of the Securities Act.

To the extent applicable, we will use our commercially reasonable efforts to have the shares of our common stock approved for listing on NYSE (or if our common stock is not listed on NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

•the declared dividend, divided by

•$11.9875, which amount represents approximately 35% of the Initial Price (as defined under "—Mandatory Conversion—Certain Definitions"), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in "—Anti-Dilution Adjustments" (such dollar amount, the "Floor Price").

To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments and is not permitted under our existing credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

Dividend Stopper

So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other class or series of Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our common stock or a combination thereof, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

The foregoing limitation shall not apply to:

•any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share;

•purchases, redemptions or other acquisitions of common stock, other Junior Stock or Parity Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, or acquisitions of shares of common stock surrendered, deemed surrendered or withheld in connection with the exercise of stock options or the vesting of restricted stock or restricted stock units); provided that the number of shares purchased to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;

•purchases of common stock or other Junior Stock pursuant to a contractually binding agreement to buy such securities that existed prior to the date of this prospectus supplement;

•any dividends or distributions of rights in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan;

•the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares; and

•the deemed purchase or acquisition of fractional interests in shares of our common stock, other Junior Stock or Parity Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

The phrase "Share Dilution Amount" means the increase in the number of diluted shares of our common stock outstanding (determined in accordance with accounting principles generally accepted in the United States of America, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and all declared and unpaid dividends per share on such shares of Parity Stock bear to each other (subject to their having been declared by our board of directors, or an authorized committee thereof, out of legally available funds); provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate except as described herein. For purposes of this calculation, with respect to non-cumulative Parity Stock, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.

Subject to the foregoing, and not otherwise, such dividends as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid (payable in cash or other property or securities) on any securities, including our common stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Redemption

The Mandatory Convertible Preferred Stock will not be redeemable. However, at our option, we may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a Liquidation Preference in the amount of $100.00 per share of the Mandatory Convertible Preferred Stock (the "Liquidation Preference"), plus an amount (the "Liquidation Dividend Amount") equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any such Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the Liquidation Preference and the Liquidation Dividend Amount on the shares of Mandatory Convertible Preferred Stock, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale, lease nor exchange of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Charter, including the Certificate of Designations for the Mandatory Convertible Preferred Stock, will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock will not have voting rights other than those described below, except as specifically required by Delaware law or by our Charter from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period commenced on, and included, the Initial Issue Date and ended on, but excluded, September 1, 2020), whether or not for consecutive dividend periods (a "Nonpayment"), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders as provided below, to vote for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors"); provided, however, that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two Preferred Stock Directors.

In the event of a Nonpayment, the holders of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors will be included in the agenda for, and will be held at, such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

As used in this prospectus supplement, "Voting Preferred Stock" means any other class or series of our preferred stock, ranking equally with the Mandatory Convertible Preferred Stock as to dividends and to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment shall have been set aside for the benefit of the holders thereof (a "Nonpayment Remedy"), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the election of any such Preferred Stock Directors to fill such vacancy will not cause us to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such stockholders:

•amend or alter the provisions of our Charter so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;

•amend, alter or repeal any provision of our Charter or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

•consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that in the event that a transaction would trigger voting rights under both the second and the third bullet point above, the third bullet point will govern; provided, further, however, that:

•any increase in the number of our authorized but unissued shares of preferred stock;

•any increase in the number of authorized or issued shares of Mandatory Convertible Preferred Stock; and

•the creation and issuance, or an increase in the authorized or issued number, of any class or series of Parity Stock or Junior Stock,

will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.

Our Charter and Delaware law permit us, without the approval of any of our stockholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equally with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Mandatory Convertible Preferred Stock.

If any amendment, alteration, repeal, binding share exchange, reclassification, merger or consolidation described above would adversely affect the rights, preferences, privileges or voting powers of one or more but not all series of Voting Preferred Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the series of Voting Preferred Stock the rights, preferences, privileges or voting powers of which are adversely affected and entitled to vote, shall vote as a class in lieu of all other series of Voting Preferred Stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

•to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations; or

•to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Charter or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to (i) conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under "Description of Mandatory Convertible Preferred Stock" in the preliminary prospectus supplement for the Mandatory Convertible Preferred Stock, as supplemented and/or amended by any related pricing term sheet or (ii) file a certificate of correction with respect to the Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

Mandatory Conversion

Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the Mandatory Conversion Date (as defined under "—Certain Definitions"), into a number of shares of our common stock equal to the conversion rate described below.

The "conversion rate", which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding any shares of our common stock issued in respect of accrued and unpaid dividends, as described below), will be as follows:

•if the Applicable Market Value (as defined under "—Certain Definitions") of our common stock is greater than the Threshold Appreciation Price, which is approximately $41.96, then the conversion rate will be 2.3834 shares of our common stock per share of Mandatory Convertible Preferred Stock (the "Minimum Conversion Rate");

•if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the conversion rate will be equal to $100.00 divided by the Applicable Market Value of our common stock, rounded to the nearest ten-thousandth of a share; or

•if the Applicable Market Value of our common stock is less than the Initial Price, then the conversion rate will be 2.9197 shares of our common stock per share of Mandatory Convertible Preferred Stock (the "Maximum Conversion Rate").

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the "Fixed Conversion Rates". The Fixed Conversion Rates are subject to adjustment as described in "—Anti-Dilution Adjustments" below. The "Threshold Appreciation Price" is calculated by dividing $100.00 by the Minimum Conversion Rate and represents an approximately 22.50% appreciation over the Initial Price. The "Initial Price" is calculated by dividing $100.00 by the Maximum Conversion Rate and initially equals $34.25, which is the public offering price of our common stock in the Concurrent Offering.

If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding, June 1, 2023, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under "—Dividends." If on or prior to June 1, 2023 we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:

•the amount of such accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock that have not been declared (the "Mandatory Conversion Additional Conversion Amount"), divided by

•the greater of (i) the Floor Price and (ii) 97% of the Average Price (calculated using June 1, 2023 as the applicable Dividend Payment Date).

To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments and is not permitted under our existing credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

For the avoidance of doubt, the conversion rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the Maximum Conversion Rate, subject to adjustment as described under "—Anti-Dilution Adjustments" below and exclusive of any amounts owing in respect of any Mandatory Conversion Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described above for any Mandatory Conversion Additional Conversion Amount or as described below in "—Anti-Dilution Adjustments" and that dividends on the Mandatory Convertible Preferred Stock will be declared and paid in cash (and not in additional shares of our common stock). The actual Applicable Market Value of our common stock may differ from those set forth in the table below. Given an Initial Price of $34.25 and a Threshold Appreciation Price of approximately $41.96, a holder of Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:

Assumed Applicable Market Value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$20.00	2.9197	$58.39
$25.00	2.9197	$72.99
$30.00	2.9197	$87.59
$34.25	2.9197	$100.00
$35.00	2.8571	$100.00
$37.50	2.6667	$100.00
$40.00	2.5000	$100.00
$41.96	2.3834	$100.01
$45.00	2.3834	$107.25
$50.00	2.3834	$119.17
$55.00	2.3834	$131.09
$60.00	2.3834	$143.00

Accordingly, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock, the aggregate market value of our common stock the holder receives upon mandatory conversion of a share of Mandatory Convertible Preferred Stock (excluding any shares of our common stock the holder receives in respect of accrued and unpaid dividends) will be:

•greater than the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is greater than the Threshold Appreciation Price;

•equal to the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

•less than the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than the Initial Price.

Certain Definitions

"Applicable Market Value" means the Average VWAP per share of our common stock over the Settlement Period.

"Settlement Period" means the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding June 1, 2023.

"Mandatory Conversion Date" means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be June 1, 2023. If the Mandatory Conversion Date occurs after June 1, 2023 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), no interest or other amounts will accrue as a result of such postponement.

A "Trading Day" means a day on which:

•there is no Market Disruption Event; and

•trading in our common stock generally occurs on the Relevant Stock Exchange;

provided, that if our common stock is not listed or admitted for trading, "Trading Day" means any Business Day.

A "Scheduled Trading Day" is any day that is scheduled to be a Trading Day.

"Market Disruption Event" means:

•a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

•the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our common stock, for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our common stock.

"Relevant Stock Exchange" means NYSE or, if our common stock is not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading.

"VWAP" per share of our common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page "BSX <EQUITY> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is not available, the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering). The "Average VWAP" per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.

Early Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined in "—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount"), holders of Mandatory Convertible Preferred Stock will have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory

Convertible Preferred Stock), at any time prior to June 1, 2023 (an "Early Conversion"), into shares of our common stock at the Minimum Conversion Rate per share of Mandatory Convertible Preferred Stock.

If, as of the conversion date (as defined under "—Conversion Procedures—Upon Early Conversion or Upon Early Fundamental Change Conversion") of any Early Conversion (the "Early Conversion Date"), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before a Dividend Payment Date prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to:

•such amount of accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock that have not been declared for such prior full dividend periods (the "Early Conversion Additional Conversion Amount"), divided by

•the greater of (i) the Floor Price and (ii) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the "Early Conversion Settlement Period"), commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such average VWAP, the "Early Conversion Average Price").

To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.

Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, as described under "—Dividends."

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a "Fundamental Change" (as defined below) occurs on or prior to June 1, 2023, holders of Mandatory Convertible Preferred Stock will have the right (the "Fundamental Change Conversion Right") during the Fundamental Change Conversion Period (as defined below) to:

(i) convert their share of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into a number of shares of our common stock (or Units of Exchange Property as described below) at the conversion rate specified in the table below (the "Fundamental Change Conversion Rate");

(ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-Whole Amount (as defined below) payable in cash or shares of our common stock; and

(iii) with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our common stock,

subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) or the Fundamental Change Conversion Date (as defined below) falls after the Regular Record Date for a dividend period for which we have declared a dividend and prior to the next Dividend Payment Date, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record on such Regular Record Date, as described under "—Dividends," and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the payment of such dividend.

To exercise the Fundamental Change Conversion Right, a holder must submit its shares of Mandatory Convertible Preferred Stock for conversion at any time during the period (the "Fundamental Change Conversion Period") commencing on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of notice of such Fundamental Change), but in no event later than June 1, 2023. Holders of the Mandatory Convertible Preferred Stock that submit the shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders of the Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. A conversion date occurring during such Fundamental Change Conversion Period is referred to herein as a "Fundamental Change Conversion Date."

We will notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date. If we notify holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice; provided, however, that the Fundamental Change Conversion Period will not be extended beyond June 1, 2023.

A "Fundamental Change" will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:

(i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries' employee benefit plans, filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors;

(ii) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our common stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than one or more of our wholly-owned subsidiaries; or

(iii) our common stock (or other Exchange Property (as defined below)) ceases to be listed or quoted for trading on any of NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or another U.S. national securities exchange or any of their respective successors).

However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

Fundamental Change Conversion Rate

The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of such Fundamental Change (the "Fundamental Change Effective Date"), and the price (the "Fundamental Change Share Price") paid or deemed paid per share of our common stock in such Fundamental Change. If the holders of our common stock receive only cash in such Fundamental Change, the Fundamental Change Share Price shall be the cash amount paid per share of common stock. Otherwise, the Fundamental Change Share Price shall be the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date.

The Fundamental Change Share Prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted Fundamental Change Share Prices will equal (i) the Fundamental Change Share Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in "—Anti-Dilution Adjustments".

The following table sets forth the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock for each Fundamental Change Share Price and Fundamental Change Effective Date set forth below.

Fundamental Change Effective Date	Fundamental Change Share Price
	$10.00	$15.00	$20.00	$25.00	$30.00	$34.25	$37.50	$40.00	$41.96	$45.00	$50.00	$55.00	$60.00	$75.00	$100.00
May 27, 2020	2.8542	2.7933	2.7095	2.6255	2.5532	2.5037	2.4729	2.4529	2.4394	2.4214	2.3988	2.3828	2.3715	2.3544	2.3477
June 1, 2021	2.8856	2.8539	2.7863	2.6998	2.6145	2.5520	2.5122	2.4863	2.4687	2.4455	2.4169	2.3973	2.3842	2.3660	2.3601
June 1, 2022	2.9050	2.9007	2.8724	2.8033	2.7052	2.6193	2.5610	2.5225	2.4965	2.4633	2.4248	2.4014	2.3878	2.3739	2.3716
June 1, 2023	2.9197	2.9197	2.9197	2.9197	2.9197	2.9197	2.6667	2.5000	2.3834	2.3834	2.3834	2.3834	2.3834	2.3834	2.3834

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

•if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•if the Fundamental Change Share Price is in excess of $100.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•if the Fundamental Change Share Price is less than $10.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount

For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Fundamental Change Conversion Rate, we will, at our option (subject to satisfaction of the requirements described below):

(a)    pay in cash (computed to the nearest cent), to the extent we are able to do so under applicable law and in compliance with our indebtedness, an amount equal to the present value, calculated using a discount rate of 5.00% per annum, of all dividend payments (excluding any Accumulated Dividend Amount) on the Mandatory Convertible Preferred Stock for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, the Mandatory Conversion Date (the "Fundamental Change Dividend Make-Whole Amount");

(b)    increase the number of shares of our common stock (or Units of Exchange Property as described below) to be issued upon conversion by a number equal to (x) the Fundamental

Change Dividend Make-Whole Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(c)    pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of our common stock (or Units of Exchange Property as described below) in accordance with the provisions of clauses (a) and (b) above.

As used herein, the term "Accumulated Dividend Amount" means, with respect to any Fundamental Change, the aggregate amount of accumulated and unpaid dividends, if any, that have not been declared for dividend periods prior to the relevant Fundamental Change Effective Date, including (but subject to the second sentence under "—General" above) for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. For the avoidance of doubt, if the Regular Record Date for a dividend period for which we have, as of the Fundamental Change Effective Date, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Regular Record Date, as described under "—Dividends," and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.

The Accumulated Dividend Amount will be payable at our option (subject to satisfaction of the requirements described below):

•in cash (computed to the nearest cent), to the extent we are able to do so under applicable law and in compliance with our indebtedness;

•in an additional number of shares of our common stock (or Units of Exchange Property as described below) equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

•through any combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of the preceding two bullets.

We will pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of our common stock (or Units of Exchange Property). For the avoidance of doubt, however, our existing credit agreements currently contain a restriction on our ability to pay such amounts in cash. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

If we elect to deliver common stock (or Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in common stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Share Price, we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments and is not permitted under our existing credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable law, then the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Share Price, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our common stock in respect of such amount.

No fractional shares of our common stock (or to the extent applicable, Units of Exchange Property) will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. We will instead, to the extent we are able to do so under applicable law and in compliance with our indebtedness, pay a cash amount (computed to the nearest cent) to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock (or to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of our common stock (or to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the Fundamental Change Conversion Date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder. The terms of our existing credit agreements do not permit the payment of a cash amount in lieu of a fractional share. See "—Dividends—Limitation on Cash Payments under our Credit Facilities." Not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:

•the Fundamental Change Conversion Rate (if we provide notice to holders prior to the anticipated Fundamental Change Effective Date, specifying how the Fundamental Change Conversion Rate will be determined);

•the Fundamental Change Dividend Make-Whole Amount and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and

•the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.

Our obligation to deliver shares at the Fundamental Change Conversion Rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash, our common stock or any combination thereof) could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will mandatorily and automatically convert into shares of common stock on the Mandatory Conversion Date.

The holders of the Mandatory Convertible Preferred Stock will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock upon conversion, but each holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than such holder’s own.

So long as the shares of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of common stock issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by such holder have been paid in full, and such shares and cash will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date will not be deemed to be outstanding for any purpose and such holder will have no rights, powers or preferences with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon Early Conversion or Upon Early Fundamental Change Conversion

If a holder elects to convert the Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date, in the manner described in "—Early Conversion at the Option of the Holder" or "—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount" (an "Early Fundamental Change Conversion"), the holder must observe the following conversion procedures:

•if such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program; and

•if such holder holds shares of the Mandatory Convertible Preferred Stock in certificated form, such holder must comply with certain procedures set forth in the Certificate of Designations.

In either case, if required, the holder must pay all transfer or similar taxes or duties, if any.

The "conversion date" will be the date on which the holder has satisfied the foregoing requirements with respect to an Early Conversion or an Early Fundamental Change Conversion.

The holders will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock upon conversion, but each holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than such holder’s own.

So long as the shares of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of common stock will be issued and delivered to the converting holder through the facilities of DTC, together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the conversion date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period, if applicable, and (iii) the Business Day after the converting holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date. Prior to the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and the holder will have no rights, powers or preferences with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the relevant conversion date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder. The terms of our existing credit agreements do not permit the payment of a cash amount in lieu of a fractional share. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

Subject to any applicable rules and procedures of DTC, if more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Anti-Dilution Adjustments

Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Preferred Stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Mandatory Convertible

Preferred Stock, in any of the transactions described below without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of common stock equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such holder.

(1)
If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding immediately prior to the close of business on the record date and the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that we hold in treasury. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

"effective date" as used in this clause (1) means the first date on which the shares of our common stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

"record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash,

securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the Average VWAP per share of our common stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on such record date;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such Average VWAP per share for the 10 consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)(A) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•dividends, distributions or issuances as to which the provisions set forth in in clause (1) or (2) shall apply;

•dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•any dividends and distributions upon conversion of, or in exchange for, our common stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described below under "—Recapitalizations, Reclassifications and Changes of Our Common Stock";

•except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and

•spin-offs as to which the provisions set forth below in clause (3)(B) shall apply; then each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on such record date;

SP0 = the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of our common stock on the ex-date for such distribution.

"ex-date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

Any increase made under this clause (3)(A) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, each fixed conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to be such fixed conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the Maximum Conversion Rate in effect on the record date for the distribution.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

•we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

(3)(B) With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the open of business on the ex-date for the spin-off;

CR1 = such Fixed Conversion Rate in effect immediately after the open of business on the ex-date for the spin-off;

FMV0 = the Average VWAP per share of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the ex-date for the spin-off, or the "valuation period"; and

MP0 = the Average VWAP per share of our common stock over the valuation period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the valuation period but will be given effect as of immediately after the open of business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second Business Day after the last date for determining the number of shares of our common stock issuable to a holder with respect to such conversion occurs. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock, each Fixed Conversion Rate will be adjusted based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the Trading Day immediately preceding the ex-date for such dividend or distribution; and

C = the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

The "last reported sale price" of our common stock on any date means:

•the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the relevant stock exchange (as defined below);

•if our common stock is not listed for trading on a relevant stock exchange on such date, the last quoted bid price for our common stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

•if our common stock is not so quoted, the average of the mid-point of the last bid and ask prices for our common stock on such date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, for each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.

(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the Average VWAP per share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the expiration date;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the Average VWAP of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date (the "averaging period").

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the close of business on the last Trading Day of the averaging period but will be given effect as of immediately after the close of business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the averaging period until the second Business Day after the last date for determining the number of shares of our common stock issuable to a holder with respect to such conversion occurs. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate.

In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

For the avoidance of doubt, for purposes of this subsection (5), the term "tender offer" is used as such term is used in the Exchange Act and the term "exchange offer" means an exchange offer that constitutes a tender offer.

We may, to the extent permitted by law and the rules of NYSE or any other securities exchange on which our common stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and our board of directors (or a committee thereof) determines that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.

Holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See "Material U.S. Federal Income Tax Considerations."

If we have a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into common stock, each holder will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3)(A) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a stockholder rights plan in effect.

Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share of our common stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of our common stock issuable to a holder upon any conversion of the Mandatory Convertible Preferred Stock we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

The Fixed Conversion Rates will not be adjusted:

•upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•upon the issuance of any shares of our common stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

•upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the Initial Issue Date;

•for a change in the par value of our common stock;

•for stock repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our board of directors; or for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under "—Mandatory Conversion," "—Early Conversion at the Option of the Holder" and "—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount."

Except as otherwise provided above, we will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Share Price, the VWAPs, the Average VWAPs, the last reported sale price and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock.

We will be required, within 10 Business Days after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.

For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price

because the Initial Price is equal to $100.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).

Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors or an authorized committee thereof will make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Share Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date, record date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory

Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•any reclassification of our common stock into securities, including securities other than our common stock; or

•any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a "Reorganization Event"), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the "Exchange Property", with each "Unit of Exchange Property" meaning the kind and amount of Exchange Property that a holder of one share of common stock is entitled to receive).

If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made.

The number of Units of Exchange Property we will deliver for each share of the Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, Early Conversion and Early Fundamental Change Conversion were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Mandatory Convertible Preferred Stock is actually converted). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under "—Mandatory Conversion" will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our board of directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts, or "ADRs", that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under "—Anti-Dilution Adjustments" will apply to any shares of capital stock or ADRs of us or any successor received by the holders of shares of our common stock in any such Reorganization Event.

We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of the Mandatory Convertible Preferred Stock then outstanding.

Book-Entry, Delivery and Form

The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC, or "participants", or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.

Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. We understand that DTC is:

•a limited purpose trust company organized under the laws of the State of New York;

•a "banking organization" within the meaning of New York Banking Law;

•a member of the Federal Reserve System;

•a "clearing corporation" within the meaning of the Uniform Commercial Code; and

•a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•securities brokers and dealers;

•banks and trust companies; and

•clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in the Mandatory Convertible Preferred Stock in global form may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the Certificate of Designations. Beneficial interests in Mandatory Convertible Preferred Stock in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

Description of 0.625% Senior Notes due 2027

The following description of our 0.625% Senior Notes due 2027 (the “notes”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the form of the notes and the indenture, dated as of May 29, 2013 (the “Indenture”), between us and U.S. Bank National Association, as trustee (the “trustee”), which are both incorporated by reference as exhibits to the Annual Report on Form 10-K of which this exhibit is a part.
The notes are traded on The New York Stock Exchange under the bond trading symbol of “BSX27.” Currently, U.S. Bank National Association is acting as transfer agent and registrar for the notes and Elavon Financial Services DAC (UK Branch) is acting as paying agent.
Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference. We encourage you to read the above referenced Indenture for additional information.
General
The notes offered were initially issued in an aggregate principal amount of €900,000,000 aggregate principal amount, which is the amount outstanding as of the date of the Annual Report on Form 10-K of which this exhibit is a part. The notes will mature on December 1, 2027. The notes will not be entitled to the benefit of a sinking fund.
The notes will bear interest from November 12, 2019, payable annually in arrears on December 1 of each year, beginning December 1, 2020, to the persons in whose names such notes are registered at the close of business on the business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or November 12, 2019, if no interest has been paid on the notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Additional notes (the “Additional Notes”) in an unlimited amount may be issued in one or more series from time to time on the same terms and conditions, except for issue date, and in certain cases the issue price and the first interest payment, either of which may differ from the respective terms of the previously issued notes of the same series, and with the same CUSIP numbers as the notes (to the extent permissible under applicable law) without the consent of Holders of the notes.
Ranking
The notes are unsecured and rank on a parity with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will rank senior to any existing and future unsecured and subordinated debt, effectively junior to our secured debt to the extent of the collateral securing such secured debt and effectively junior to liabilities of our subsidiaries, in each case as may be outstanding from time to time.

Issuance in Euro

    We will pay the principal of, premium, if any, and interest on each note to the registered holder in euro in immediately available funds, provided that, if the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted by us into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Limitation on Liens
We will not, and will not permit any of our Subsidiaries (as defined in the Indenture) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (as defined in the Indenture) upon any of our property, assets or revenues, whether now owned or hereafter acquired, except for: (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on our or our Subsidiaries’ books, as the case may be, in conformity with accounting principles generally accepted in the United States; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business or that of a Subsidiary; (vi) Liens in existence on the date of the first issuance by us of Securities (as defined in the Indenture) issued pursuant to the Indenture; provided that no such Lien is spread to cover any additional property after such date and that the amount of Debt (as defined in the Indenture) secured thereby is not increased; (vii) Liens securing our and our Subsidiaries’ Debt incurred to finance the acquisition of fixed or capital assets; provided that (A) such Liens will be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Debt and (C) the amount of Debt secured thereby is not increased; (viii) Liens on the property or assets of a corporation that becomes a Subsidiary after the date of the Indenture; provided that (A) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (B) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (C) the amount of Debt secured thereby is not increased; (ix) Liens pursuant to any Receivables Transaction (as defined in the Indenture) in an aggregate principal amount not exceeding 20% of our Consolidated Tangible Assets (as defined in the Indenture); and (x) Liens (not otherwise permitted pursuant to the Indenture) (A) which secure obligations not exceeding (as to us and our Subsidiaries) the greater of (X) $250.0 million or (Y) 20% of our Consolidated Tangible Assets (as defined in the Indenture), in each case in an aggregate amount at any time outstanding, or (B) with respect to which we effectively provide that the Securities Outstanding (as defined in the Indenture) under the Indenture are secured equally and ratably with (or, at our option, prior to) the Debt secured by such Lien.
Optional Redemption
        Prior to the Par Call Date (as defined below), we may redeem the notes, in whole or in part, at our option, on at least 15 days, but no more than 60 days prior written notice mailed to the registered holders of the notes to be redeemed, at any time at a redemption price equal to the greater of:
•100% of the principal amount of the notes being redeemed, or
•as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon to the applicable Par Call Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL(ICMA)) at the Comparable Government Bond Rate (defined below), plus 20 basis points for the notes, plus, in each case, accrued and unpaid interest on the notes to, but not including, the redemption date (subject to the right of holders as of the close of business on a regular record date to receive interest due on the related interest payment date).
    At any time and from time to time on or after September 1, 2027 (the date that is three months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.
    “Comparable Government Bond Rate” means, for any redemption date, the rate per annum equal to the annual equivalent yield to maturity or interpolated yield to maturity (on a day count basis), computed as the third business day immediately preceding that redemption date, of the Comparable Government Issue (as defined below), assuming a price for the Comparable Government Issue (expressed as a percentage of its principal amount) equal to the Comparable Price (as defined below) for such redemption date.
“Comparable Government Issue” means the euro-denominated security issued by the German federal government selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized (assuming that the notes matured on the applicable Par Call Date), at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
“Comparable Price” means, with respect to any redemption date, (i) the average of the Reference Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Dealer Quotations, or (ii) if the trustee obtains fewer than three such Reference Dealer Quotations, the average of all such quotations.
“Quotation Agent” means the Reference Dealer appointed by the trustee after consultation with us.

“Reference Dealer” means (i) each of Barclays Bank PLC, Goldman Sachs & Co. LLC and Merrill Lynch International and their respective successors; provided, however, that, if any of the foregoing shall cease to be a broker or dealer of, and/or a market maker in, German government bonds (a “Primary Bond Dealer”), we shall substitute therefor another Primary Bond Dealer, and (ii) any other Primary Bond Dealers selected by the trustee after consultation with us.
“Reference Dealer Quotations” means, with respect to each Reference Dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the Comparable Government Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Dealer at 5:00 p.m. London time, on the third business day preceding such redemption date.
If we redeem only some of the notes, the trustee shall determine by lot the notes to be redeemed or, in the case of notes held in global form, pursuant to applicable procedures of the depositary. Notice by the depositary to these participants and by participants to “street name” holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.
Repurchase at the Option of Holders Upon Change of Control Repurchase Event
    If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the notes as described under the heading “-Optional Redemption” above, each holder of the notes will have the right to require us to purchase all or a portion (equal to €100,000 and any integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.
    We will be required to send a notice to each holder of the notes by first class mail, with a copy to the trustee, within 30 days following the date upon which any Change of Control Repurchase Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Repurchase Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
    On the Change of Control Payment Date, we will, to the extent lawful:
•accept for payment all properly tendered notes or portions of notes not validly withdrawn;
•deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

•deliver or cause to be delivered to the trustee the repurchased notes, accompanied by an officers’ certificate stating, among other things, the aggregate principal amount of repurchased notes.
    We will not be required to make a Change of Control Offer with respect to the notes upon the occurrence of a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all of the notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture.
    We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.
    The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.
    For purposes of the foregoing discussion, the following definitions apply:
    “Capital Stock” means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.
    “Change of Control” means the occurrence of any of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;
•the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

•the adoption of a plan relating to our liquidation or dissolution.
    Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
    “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.
    “Fitch” means Fitch, Inc. and its successors.
    “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); provided, however, that we shall not be required to maintain a rating by more than two Rating Agencies at any time and if only two Rating Agencies provide a rating with respect to the notes, then “Investment Grade” shall mean the applicable rating described above of such two Rating Agencies.
    “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
    “Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available, any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act that is selected by us as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be; provided, however, that the Company shall not be required to maintain a rating by more than two Rating Agencies at any time.
    “Rating Event” means, with respect to the notes, the rating of the notes shall be decreased by each of the Rating Agencies independently by one or more gradations during the Rating Period (as defined below). If the rating of the notes by each of the Rating Agencies is Investment Grade, then “Rating Event” will mean the rating of the notes shall be decreased by one or more gradations by each Rating Agency so that the ratings of the notes by all of the Rating Agencies fall below Investment Grade, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (the “Rating Period”) (which 30-day period shall be extended by no more than 60 days from the date of the occurrence of the Change of Control if the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies and each other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the notes). A Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of “Change of Control Repurchase Event”) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee under the Indenture in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

    “S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
    “Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Redemption for Tax Reasons
    Subject to a period of not less than fifteen (15) nor more than sixty (60) days’ prior written notice to the registered holders of the notes to be redeemed, we may redeem the notes at any time after the issue date and prior to the maturity date, in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of notes being redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date, on the date determined by us for early redemption, if:
(a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 6, 2019, we have become or will become obligated to pay Additional Amounts (as defined below); or
(b) any act is taken by a taxing authority of a Relevant Taxing Jurisdiction on or after November 6, 2019, whether or not such act is taken with respect to us or any of our affiliates, that results in a substantial probability that we will be required to pay Additional Amounts on the notes; provided in each case that we determine, in our business judgment (determined in good faith), that the obligation to pay the Additional Amounts cannot be avoided by the use of reasonable measures available to us (including, for the avoidance of doubt, the appointment of a new paying agent where this would be reasonable and would not cause us to incur material additional out-of-pocket costs, but not including assignment of the obligation to make payment with respect to the notes).
    No redemption above may be made unless (i) we shall have received an opinion of independent counsel to the effect that any such change, amendment or act described in paragraphs (a) or (b) above results in our requirement to pay (in the case of paragraph (a)) or a substantial probability that we will be required to pay (in the case of paragraph(b)) the Additional Amounts described herein and (ii) we shall have delivered to the paying agent a certificate, signed by a duly authorized officer, stating that based on such opinion, we are entitled to redeem the notes pursuant to their terms.
Additional Amounts
    All payments of principal, premium, if any, and interest by or on behalf of us pursuant to the terms of the notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States, any state thereof or the District of Columbia or any other jurisdiction through which payment on a note is made, or any political subdivision or taxing authority therein or thereof (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.
    In the event any withholding or deduction on payments in respect of the notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by a Relevant Taxing Jurisdiction, we shall remit the full amount required to be deducted or withheld to the relevant authority in accordance with applicable law and pay such additional amounts (the “Additional Amounts”) so that every net payment of the principal of, premium, if any, and interest on the notes will result in receipt by each holder of a note of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received had no such withholding or deduction been required. We will not be required, however, to make any payment of Additional Amounts for or on account of certain situations, as set forth in the form of notes.
Events of Default
The Indenture provides that the following will be “events of default” with respect to any series of debt securities:
(1) default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;
(2) default in the payment of, the principal of, or premium, if any, on any debt security of that series when due at its maturity or upon acceleration;
(3) default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the Indenture;
(4) default in the performance, or breach, of any of our covenant or agreement in the Indenture which affects or is applicable to debt securities of such series (other than a default in the performance, or breach of a covenant or agreement that is specifically dealt with elsewhere in the Indenture), and the continuation of that default or breach for a period of 90 days after the trustee has given us, or after Holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;
(5) certain events relating to our bankruptcy, insolvency or reorganization; or
(6) any other event of default provided with respect to debt securities of that series.
    If an event of default specified in clauses (1), (2), (3), (4) or (6) therein with respect to the notes occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount, plus accrued interest, if any, on all the then outstanding notes to be due and payable immediately. If an event of default specified in clause (5) therein occurs and is continuing, then the principal amount, plus accrued interest, if any, of all the notes will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding notes may, on behalf of holders of all the notes, rescind and annul a declaration of acceleration.
    The Indenture provides that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture. The Indenture provides that no Holder may institute any proceedings, judicial or otherwise, to enforce the Indenture except in the case of failure of the trustee thereunder to act for 60 days after it has received a request to enforce the Indenture by Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (in the case of an event of default specified in clauses (1), (2), (3), (4) or (6) above) or a request to enforce the Indenture by Holders of at least 25% in aggregate principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (5) above), and an offer of reasonable indemnity. This provision will not prevent any

Holder from enforcing payment of principal thereof, and premium, if any, on and interest, if any, thereon at the respective due dates.
    Holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to debt securities of that series. The trustee may, however, refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the Indenture or involve it in personal liability or which would be unjustly prejudicial to Holders not joining in that proceeding.
    The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities, give to Holders of debt securities of that series notice of such default if that default has not been cured or waived. Except in the case of a default in the payment of principal of, or premium, if any, on or interest on, or in the payment of any sinking fund installment in respect of, any debt securities of that series, the trustee will be protected in withholding the notice if it determines in good faith that the withholding of the notice is in the interest of Holders of the debt securities of such series.
    We will be required to deliver an officers' certificate to the trustee annually as to our compliance with all conditions and covenants under the terms of the Indenture.
Defeasance
The notes are subject to our defeasance option. At our option, the notes will be discharged from any and all obligations (except for certain obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes, maintain paying agencies, and hold money for payment in trust), if we deposit with the trustee, in trust, money or Government Obligations (as defined in the Indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the notes on the dates such payments are due in accordance with the terms of the notes.
    To exercise any such option, we are required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the notes to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to (1) above, such opinion of counsel must be based upon a ruling to such effect received by us from or published by the United States Internal Revenue Service or a change in applicable federal income tax law to such effect. We are required to deliver to the trustee an officer's certificate stating that no event of default with respect to the notes has occurred and is continuing.
Satisfaction and Discharge
    As set forth in the Indenture, and upon the occurrence of certain events, the Indenture may be subject to satisfaction and discharge with respect to the notes.
Modification and Waiver
Modifications of and amendments to the Indenture may be made by us and the trustee with the consent of Holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture that is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding debt security affected thereby make certain changes as set forth in the Indenture.
    We may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the Indenture if Holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent so expressly waived, and, until the waiver becomes effective, our obligations and the duties of the trustee to Holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.
    Holders of a majority in principal amount of the outstanding debt securities of each series (in the case of an event of default specified in clauses (1), (2), (3), (4) and (6) under "Events of Default" above) or the Holders of a majority in principal amount of all of the debt securities then outstanding (in the case of an event of default specified in clause (5) under "Events of Default" above) may, on behalf of all those Holders, waive any past default under the Indenture with respect to debt securities of that series except a default in the payment of the principal of, or premium, if any, on or interest, if any, on any such debt security and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each outstanding debt security affected.